                                                                   EXHIBIT 10.12


                                DEMAND NOTE

Southfield, Michigan
Date: November 9, 1998


TERMS

Borrowers: Robert S. Cubbin and Kathleen D. Cubbin

Lender: Meadowbrook, Inc.

Principal Sum. $660,789.18

Effective Interest Rate: 5.0% or the Annual Federal Rate
                         ("AFR"), whichever is greater

Commencement  Date: November 9, 1998

Due Date: On Demand on or after January 1, 2002

1.  BORROWERS PROMISE TO PAY

    In return for a loan that we received from the Lender, we, the Borrowers, ROBERT S. CUBBIN and KATHLEEN D. CUBBIN, promise to pay Six Hundred Sixty Thousand Seven Hundred Eighty-Nine and 18/100 Dollars ($660,789.18)(hereinafter referred to as "principal"), plus interest, to the Lender. The Lender is MEADOWBROOK,INC., 26600 Telegraph Road, Southfield, Michigan 48034. We understand the Lender may transfer this Demand Note. The lender or anyone who takes this Demand Note by transfer or assignment and who is entitled to receive payments under this Note is called the "Note Holder."

2.  INTEREST

    Interest will be charged, commencing with the dispersal of the principal, to Borrowers on the total unpaid principal outstanding until the full amount of principal has been repaid. We will pay interest at an annual rate of 5.0% or the AFR whichever is greater.


    Interest will be paid by Borrowers to Lender on an annual basis calculated on the unpaid outstanding principal until the full amount of principal has been paid. Interest payments shall be made on December 31, 1999; December 31,2000; and December 31, 2001. In the event the Demand Note has not been paid after December 31, 2001, interest payments shall be made on December 31st of each year the Demand Note remains outstanding.

INITIALS:RSC RSC; KDC KDC.
         ---     ---


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
     The interest rate required by this Section is the rate that we will pay both before and after any default described in Section 6(B) of this Note.

3.   TIME AND PLACE OF PAYMENTS

     We will pay the total principal and interest amount outstanding in full on the demand of Lender at any time on or after January 1, 2002. We will pay one balloon payment for the total principal and interest amount outstanding in full on or before December 31, 2002, which date shall be called the Maturity Date.

     We will make any demand payment or balloon payment to Meadowbrook, Inc., 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, or at a different place if required by the Note Holder.

4.   BORROWER'S RIGHT TO PREPAY

     We have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When we make a prepayment, we will tell the Note Holder in writing that we are doing so.

     We may make a full prepayment or partial prepayment(s) without paying any prepayment charge. The Note Holder will use all of our prepayment(s) to reduce the amount of principal that we owe under this Demand Note. If we make a partial prepayment, there will be no changes in the due date or in the amount of the monthly payment unless the Note Holder agrees in writing to those changes.

5.   LOAN CHARGES

     If the Law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from us which exceeded permitted limits will be refunded to us. The Note Holder may choose to make this refund by reducing the principal that we owe under this Note, or by making a direct payment to us. If a refund reduces the principal, the reduction will be treated as a partial prepayment.

6.   BORROWERS' FAILURE TO PAY AS REQUIRED

     (A)   DEFAULT

     If we do not pay this Demand Note on demand or fail make one balloon payment for the total principal and interest amounts due in full on or before the Maturity Date, we will be in default. Also, if



INITIALS: RSC RSC; KDC KDC.
          ---      ---

Mr. Cubbin's employment with the Lender is terminated, either voluntarily or involuntarily, we will be in default

         (B)      NOTICE OF DEFAULT

         If we are in default the Note Holder may send us a written notice telling us that if we do not pay the overdue amount by a certain date, the Note Holder will require us to pay immediately the full amount of principal which has not been paid and all the interest that we owe on that amount. The date must be at least thirty (30) days after the date on which the notice is delivered or mailed to us.

         (C)      NO WAIVER BY NOTE HOLDER

         Even if, at a time when we are in default, the Note Holder does not require us to pay immediately in full as described above, the Note Holder will still have the right to do so if we are in default at a later time.

         (D)      PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

         If the Note Holder has required us to pay immediately in full as described above, the Note Holder will have the right to be reimbursed by us for all of its cuts and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, attorneys' fees and costs, filing fees, judgment fees or other incidental costs associated with enforcement of the Note.

7.       GIVING OF NOTICES

         Unless applicable law requires a different method, any notice that must be given to us under this Note will be given by delivering it or by mailing it by first class mail to us at the Property Address above or at a different address if we, have given the Note Holder a notice of our different address.

         Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3 above or at a different address if we are given a notice of that different address.

8.       OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually, or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.






INITIALS: RSC RSC; KDC KDC.
          ---      ---

9.       WAIVERS

         We and any other person who has an obligation under this Note waive the rights of and notice of dishonor. "Presentment" means the right require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10.      STOCK PLEDGE

         This Note is a uniform instrument with limited variations in some jurisdictions. In addition, to the protections given to the Note Holder this Note, the Stock Pledge Agreement, dated the same date as the Note, protects the Note Holder from possible losses which might result if we do not keep the promises which we make in this Note. This Stock Pledge Agreement describes how and under what conditions we may be required to make immediate payment in full of all amounts we owe under this Demand Note. Some of the conditions are described as follows:

         TRANSFER OF THE PLEDGED STOCK.

         If all of any part of the Pledged Stock or any interest in it is sold or transferred (or if a beneficial interest of Borrower is sold or transferred) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by the Pledged Stock

         If Lender exercises its option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than thirty (30) days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Demand Note or the Stock Pledge Agreement without further notice or demand on Borrower.

[END OF TEXT. SIGNATURE BLOCKS TO IMMEDIATELY FOLLOW ON NEXT PAGE.]









INITIALS: RSC RSC; KDC KDC.
          ---      ---

THE UNDERSIGNED STATE THAT THEY HAVE FULLY READ THE FOREGOING DEMAND NOTE AND KNOW THE CONTENT THEREOF, AND SIGN THEIR NAMES OF THEIR OWN FREE ACT AND DEED ON THE DATE WRITTEN BELOW.

WITNESSED:

Michael G. Costello         Dated: 11/09/98      ROBERT S. CUBBIN
------------------------                         --------------------------
                                                 ROBERT S. CUBBIN
                                                 SSN: ###-##-####

Douglas Young               Dated: 11/09/99      KATHLEEN D. CUBBIN
------------------------                         --------------------------
                                                 KATHLEEN D. CUBBIN
                                                 SSN:  ###-##-####

                              DEMAND NOTE ADDENDUM

Southfield, Michigan
Date: March 1, 1999

This Addendum is effective the 9th day of November, 1998 and incorporated and made a part of the Demand Note ("Agreement") by and between Borrowers and Lender.

The effective interest rate referenced in the Terms section of the Agreement is deleted and replaced by the following:

     TERMS

     Effective Interest Rate: Borrowers shall pay interest at the same rate paid by Meadowbrook Insurance Group, Inc., pursuant to its Revolving Credit Agreement with Comerica Bank, dated July 24, 1998.

The interest rate referenced in the Section 2., Interest Rate, of the Agreement is deleted and replaced by the following:

     2.    INTEREST

           Interest will be charged, commencing with the dispersal of the principal, to Borrowers on the total unpaid principal outstanding until the full amount of principal has been repaid. We will pay interest at the same rate paid by Meadowbrook Insurance Group, Inc., pursuant to its Revolving Credit Agreement with Comerica Bank, dated July 24, 1998.

All others terms and conditions of the Agreement remain unchanged.

WITNESSED:

Michael G. Costello                               Robert S. Cubbin
-----------------------------                     -----------------------------
                                                  Robert S. Cubbin


Douglas Young                                     Kathleen D. Cubbin
-----------------------------                     -----------------------------
                                                  Kathleen D. Cubbin

                             STOCK PLEDGE AGREEMENT

Southfield, Michigan
November 9, 1998

This Stock Pledge Agreement ("Pledge") is made by the Pledgors (whose name and address are below in the Recitals) to MEADOWBROOK, INC., a Michigan Corporation, ("MIG"), whose address for purposes of this Pledge is 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, to secure all obligations (as defined below) of the Debtors (whose name and address are below in the Recitals).

     RECITALS:

     A. Amount of the Loan: Six Hundred Sixty Thousand Seven Hundred Eighty-Nine and 18/100 Dollars ($660,789.18) (This is not necessarily the amount hereby secured. See "Obligations".)

     B.    Name of Pledgors/Debtors:   Robert S. Cubbin and
                                       Kathleen D. Cubbin

     C.    Pledgors'/Debtors' Mailing Address:   32835 White Oaks Trial
                                                 Birmingham, MI 48025

     To induce MIG to make the loan to Debtors and for other consideration, the receipt and adequacy of which is acknowledged by Pledgors and as security for the satisfaction of the Obligation of Debtor, Pledgors agree with MIG as follows:

     1.   DEFINITIONS

     In addition to the definitions of Pledgors, Debtors and MIG set forth above, for the purpose of this Pledge and unless the context otherwise requires, those terms set forth below shall have the following meanings:

     1.1  Collateral means the Pledged Property as defined in 1.5.

     1.2 Events of Default means any of those acts, events or omissions as set forth in Section 4.

     1.3 Note means the Demand Note executed and delivered to MIG by Debtors in the amount set forth in Recital A, as the same may be amended, extended, ratified, renewed, substituted, superseded or otherwise modified from time to time.

     1.4 Obligations is intended to be interpreted liberally and it means all obligations, indebtedness and liabilities of Debtors to MIG of whatever kind, nature and description, whether primary, secondary, absolute, contingent or likely, due or to become due, and whether now existing or subsequently arising, and however acquired, whether or not evidenced by a note, whether joint, joint and several, or several, including by way of illustration and not limitation:

       a. All claims, notes, loans, debts, indebtedness, interest, advances, service fees, audit fees, and borrowings, whether dated as of the date of this Pledge or otherwise, and all substitutions, modifications, amendments, extensions or renewals of any of them;

       b. All future advances made by MIG to Debtor Debtors in connection with agreements between Debtors and MIG whether dated as of the date of this Pledge or otherwise, whether in the form of refinancing or otherwise, and whether made at MIG's option or otherwise;

       c. All credit or credit accommodations; extensions of credit; guarantees and contracts of suretyships; issuance or confirmation of letters of credit or creation of acceptances; payments against uncollected or insufficient funds; or discounts or purchases of accounts, leases, instruments, securities, documents, chattel paper and other security arrangements; obligations arising out any contracts or agreements for foreign exchange, precious metals or otherwise between Debtors and MIG;

       d. All future advances made by MIG for the protection or preservation of MIG's rights or interest arising under this Pledge or in the Collateral, including by way of illustration and not limitation, advances for taxes, levies and assessments, insurance or maintenance of the Collateral;

       e. All covenants, promises, obligations, or undertakings of Debtors to perform acts or refrain from taking action to or for the benefit of MIG; and

       f. All costs, expenses and reasonable attorneys' fees incurred by MIG in the protection, enforcement or collection of any of the foregoing.

1.5 Pledged Property means all of the Pledgors' money and property previously, now, or subsequently delivered to and deposited with MIG or which shall come into the possession, custody or control of MIG in any manner, or for whatever purpose whenever during the existence of this Pledge Agreement, and whether held in a general or special account or deposited for safe keeping or otherwise, and including, without limitation, the following described securities:

       64,718 shares of common stock of Meadowbrook Insurance Group, Inc., issued to Robert S. Cubbin and Kathleen D. Cubbin on November 10, 1998, bearing a certificate number 389, together with any stock rights, options, subscription rights and warrants, liquidating dividends, stock dividends, substituted stock, additional or new securities and other property or securities to which the Pledgors are or may subsequently become entitled to receive on account of such property (collectively

         "Rights"), and in the event that the Pledgors receive any Rights, the Pledgors will immediately deliver the Rights to MIG to be held by MIG under this Pledge.

         1.6 SECURITY DOCUMENTS means all agreements and undertakings made by Debtors, Pledgors or others to MIG in connection with the Demand Note or the obligations, including by way of example and not limitation the Demand Note, this Pledge, and all other documents and instruments now or in the future furnished to MIG to evidence or secure payment of performance of any of the Obligations.

         2.     PLEDGE

         To secure payment of the Demand Note and the prompt and faithful payment and performance of all obligations, Pledgors pledge and warrant to MIG (and grants a security interest in) all right, title and interest in or to the Pledged Property.

         3.     WARRANTIES AND REPRESENTATIONS

         The Pledgors warrant and represent that

         3.1 The Pledged Property is free and clear of any liens or claims of any kind (except liens in favor of the MIG); and that there are no restrictions upon the transfer of the Pledged Property, and that the Pledgors have the right to transfer such Pledged Property without obtaining the consent of any others.

         3.2 The rights of ownership in and to the Pledged Property, including, without limitation, all rights, shall be retained by Pledgors free and clear of any liens or claims of any kind (except liens in favor of MIG) until the Obligations have been paid and performed in full.

         4.     EVENTS OF DEFAULT:

         4.1    The term "Event of Default" means any of the following:

                a. Any default by Debtors under the Demand Note or any Security Document,

                b. Pledgors' default in the performance of any term, agreement or condition in this Pledge Agreement; and

                c. If any representation, warranty, or other information made or given by Pledgors is materially incorrect or misleading or omits to state any fact necessary to keep the statements from being materially misleading.

         4.2 Pledgors expressly acknowledge and agree that a default in any of the provisions of this Pledge shall constitute a default in any other agreement which may now or subsequently exist between Debtors and MIG, and that similarly a breach of any other agreement between

Debtors and MIG existing now or subsequently shall constitute and Event of Default in this Pledge.

         5. REMEDIES:

         At any time after a Event of Default, MIG may sue Debtors with respect to the Demand Note or the Security Documents, to enforce the payment of any sum, or for the performance of any of the obligations, or for the recovery of damages or for any other reason at any time or times and without regard to the existence of additional causes of action or whether or not all or any portion of the Obligation shall be due. Any such suit by MIG shall not prejudice the right to thereafter institute other suits, or to sell the Pledged Property based upon Events of Default in existence at the time of any earlier action or afterwards. The rights, remedies and benefits provided to MIG shall be cumulative and shall not be exclusive of any other rights, remedies or benefits allowed by law, and may be exercised either successively or concurrently.

         6. POWER OF SALE:

         If default is made and the satisfaction of any of the Obligations, including the sums of money to be paid to MIG under the note or this Pledge, MIG may, at its option and in accordance with the terms of the instrument creating the Obligations, declare the Obligations due and payable, and sell the Pledged Property, or cause it to be sold at public or private sale, and MIG may become purchaser of the Pledged property, at its option, in accordance with relevant state and federal law. Out of the proceeds of that sale, MIG may become purchaser of the Pledged property, at its option, subject to relevant state and federal law. Out of the proceeds of that sale, MIG may retain the Obligations then due, as well as all costs and charges of the sale, including reasonable attorneys' fees, then rendering surplus monies, if any, to Pledgors, their successors or assigns.

         7. SALE AS AN ENTIRETY:

         In the case of any sale under this Pledge, the Pledged Property may be sold as an entirety as MIG in its sole, but reasonable, discretion may elect.

         8. NON-EXCLUSIVITY OF REMEDIES:

         No right or remedy conferred upon MIG under this Pledge or by any other agreement is intended to be exclusive, or any other right or remedy, but each and every such right and remedy shall be cumulative in addition to every other right and remedy given under this Pledge, under any other agreement now or subsequently executed by Debtors or Pledgors for MIG's benefit, and under any statute or rule of law, and such rights and remedies may be exercised from time to time for as often as deemed expedient by MIG, separately or concurrently.

         9. WAIVERS:

         Pledgors waive demand, notice, protest, notice of acceptance of this Pledge, notice of any loans made, extensions granted, Collateral received or delivered, or other action taken in reliance hereon, and consents to any extension or postponement of the time of payment of any other obligation and consents to any substitution, exchange or release of the Pledged Property and/or any other Collateral and in addition, consents to the release of any party or person primarily or secondarily liable.

         10. NON-WAIVER

         Acceptance by MIG of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and shall not be deemed an accord and satisfaction, reinstatement, a waiver or a compromise of any sum or duty owing, or a waiver of any Event of Default existing under this Pledge. MIG shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Pledge or any other Security Document, unless such waiver is in writing and signed by MIG and then only to the extent specifically set forth in the writing. A waiver of any Event of Default shall not be construed as continuing or as a bar to or waiver of such right or remedy on any subsequent Event of Default.

         11. NOTICES:

         Any notice, demand or communication under or in connection with this Pledge or other Security Document shall be effective upon actual delivery of it, or upon the first attempt at delivery by certified mail, return receipt requested, or by telegram to Pledgors at their address in Recital C, and to MIG at the address stated on the first page of this Pledge. Any party may change the address to which notices, demands or communications are to be sent by notice in writing to all parties to this Pledge, in the manner provided in this section for notices. Pledgors maintain their residence in the State of Michigan. Pledgors shall immediately notify MIG in writing of any change in his mailing address as set forth in Recital C.

         12. CAPTION:

         The Captions of titles to sections of this Pledge are provided for the sake of convenient reference only, and are entirely without substantive effect. They shall not be relied upon to explain, modify or interpret this Pledge.

         13. MISCELLANEOUS:

         a. Governing Law; Severability. This Agreement shall be subject to and governed by the laws of the State of Michigan, notwithstanding that Pledgors may be, or may become a resident of a different state. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement shall remain in full force and effect.

     b. Entire Agreement. This Pledge Agreement and the Demand Note constitute the entire agreement between MIG, Debtors, and Pledgors and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

     c. Amendments. This Agreement may be revised only in writing signed by MIG and Pledgors.

     d. No Waiver. If MIG does not insist upon performance of the conditions of this Agreement, it will not constitute a waiver of such rights or conditions.

     e. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. SUCCESSORS:

     Subject to the provisions of this Pledge, each of the covenants and obligations of this Pledge shall be binding upon and inure to the benefit of the parties to this Pledge, and their respective legal representatives, successors and assigns.

     15. GENDER AND JOINT LIABILITY:

     The gender of terms used in this Pledge shall be deemed to include every other gender as appropriate. The singular shall include the plural, and the plural shall include the singular. If more than one party executes this Pledge as Pledgors, their liability shall be joint, joint and several, and several.

     Pledgors have executed this Pledge as of the date set forth above.

WITNESSED:                                         "PledgorS"

Michael G. Costello              Dated: 11/09/98   Robert S. Cubbin
--------------------------                         -----------------------------
                                                   ROBERT S. CUBBIN
                                                   SSN: 370649099
                                                        ------------------------


Douglas Young                    Dated: 11 /09/98  Kathleen D. Cubbin
--------------------------                         -----------------------------
                                                   KATHLEEN D. CUBBIN
                                                   SSN: ###-##-####
                                                        ------------------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, Robert S. Cubbin and Kathleen D. Cubbin (collectively "Shareholder") hereby sell, assign and transfer unto Meadowbrook, Inc., a Michigan corporation, Sixty-Four Thousand Seven Hundred Eighteen (64,718) shares of common stock in Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Corporation"), standing in Shareholder's name on the books and records of the Corporation, represented by certificate No. 389 herewith, and does hereby irrevocably constitute and appoint any officer of the Corporation or any duly appointed transfer agent of the Corporation attorney to transfer such shares on the books of the Corporation with full power of substitution in the premises.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment Separate From Certificate as of the 10th day of November, 1998.

WITNESSES:

Michael G. Costello            Robert S. Cubbin
------------------------       -------------------------------------
                               Robert S. Cubbin


Douglas Young                  Kathleen D. Cubbin
------------------------       -------------------------------------
                               Kathleen D. Cubbin